Exhibit 99.1
FOR IMMEDIATE RELEASE
TUESDAY, FEB. 26, 2008
GROUP 1 AUTOMOTIVE REPORTS FOURTH-QUARTER 2007 FINANCIAL RESULTS
2008 Full-Year Acquisition Target, Guidance and Outlook Announced
HOUSTON, Feb. 26, 2008 — Group 1 Automotive, Inc. (NYSE: GPI), a Fortune 500 automotive retailer, today reported adjusted net income for the fourth quarter ended Dec. 31, 2007, of $15.7 million, or $0.70 per diluted share. As shown in the attached tables, this compares to adjusted net income of $16.3 million, or $0.67 per diluted share, for the prior-year quarter. The 2007 fourth-quarter results included a $16.1 million pretax charge for asset impairments. Including this charge, net income was $5.5 million, or $0.24 per diluted share.
For the fourth quarter, same-store revenues fell 1.9 percent, to $1.43 billion, reflecting declines of 2.4 percent and 3.8 percent in new vehicle and total used vehicle revenues, respectively. The used vehicle decline is primarily explained by a 14.9 percent reduction in wholesale revenues, consistent with Group 1’s strategy to reduce this unprofitable business. New vehicle sales continued to be adversely impacted by weak domestic brand performance and difficult macro-economic conditions affecting both the West and Northeast market areas. Partially offsetting these declines were an 8.1 percent increase in finance and insurance (F&I) revenues and a 2.0 percent rise in parts and service revenues. Same-store gross margin was 15.4 percent, down 10 basis points from the fourth quarter 2006. The lower gross margin is more than explained by a 170 basis-point decline in total used vehicle margin, partially offset by a 10 basis-point increase in parts and service margin and a 14.4 percent increase in F&I profit to $1,128 per retail unit.
On a consolidated basis, selling, general and administrative (SG&A) expense as a percent of gross profit improved 130 basis points, to 79.0 percent, reflecting a 1.9 percent, or $3.5 million, reduction in SG&A expense from the fourth quarter 2006.
“Business conditions in most of our market areas remained challenging during the quarter, but overall we are pleased that the initiatives we are implementing in our F&I and parts and service businesses are starting to gain traction,” said Earl J. Hesterberg, Group 1’s president and chief executive officer. “We have more work to do, but as a result of our focus on our service and F&I operations, we are better positioned to maneuver through this softer retail vehicle environment.”
In connection with its annual assessment of indefinite-lived intangible assets, Group 1 determined that the fair value of six of its dealerships no longer supported the carrying value associated with them. As a result, the company recorded a non-cash, pretax charge of $9.2 million, or $0.26 per diluted share. The company determined the impairment charge in accordance with Statement of Financial Accounting Standards (SFAS) No. 142, “Goodwill and Other Intangible Assets.” In addition, the company announced that it determined that the fair market value of some of its dealerships no longer supported the carrying value of certain other long-lived

Group 1 Automotive, Inc.

assets associated with them. As a result, the company recorded a non-cash, pretax charge of $6.9 million, or $0.20 per diluted share, in the fourth quarter 2007. The company determined the impairment charge in accordance with Statement of Financial Accounting Standards (SFAS) No. 144, “Accounting for the Impairment or Disposal of Long-Lived Assets,” and SFAS No. 13, “Accounting for Leases.” The charge recorded by the company reflects its estimate of the fair value of the stores’ fixed assets. These charges were excluded from the 2007 full-year guidance announced Oct. 30, 2007.
Full-Year Results
For the year ended Dec. 31, 2007, on an adjusted basis as shown in the attached tables, net income decreased 8.4 percent to $82.5 million, or $3.52 per diluted share, a 4.3 percent decline from 2006. Adjustments for both years included impairment charges and bond redemption losses. Revenues increased 5.1 percent, to $6.39 billion, primarily due to acquisitions. Gross profit increased 3.3 percent reflecting increases in parts and service and F&I partially offset by lower new and used vehicle profits. SG&A as a percent of gross profit was 78.1 percent in 2007, up 140 basis points from 2006. On a same-store basis, revenues were down 2.5 percent, reflecting declines in new and used vehicles that were partially offset by increases in parts and service and F&I. Same-store gross margin held at 15.8 percent from the prior year, primarily reflecting an increased mix of the higher-margin parts and service business, as well as a 4.7 percent increase in F&I gross profit.
Acquisition and Disposition Recap
During 2007, Group 1 expanded its geographic footprint in the United States and the United Kingdom by acquiring 14 import/luxury franchises, including five BMW, four Mini and three Mercedes-Benz franchises. The 14 franchises are projected to generate approximately $702.4 million in estimated annual revenues, exceeding Group 1’s 2007 acquisition target of $600 million. In addition, Group 1 disposed of 15 underperforming franchises with 12-month revenues of $154.8 million during 2007.
2008 Acquisition Target / smart center Opening Announced
Group 1 has set a target of acquiring franchises with approximately $300 million in estimated annual revenues in 2008.
Toward this target, Group 1 opened smart center Beverly Hills in January 2008. The franchise is operating out of Group 1’s Mercedes-Benz of Beverly Hills facility complex and is expected to generate $9.5 million in estimated annual revenues.
2008 Full-Year Guidance and Outlook Announced
Group 1 announced its 2008 full-year guidance of $2.95 to $3.25 based on its outlook and the following assumptions:
•	Industry seasonally adjusted annual sales rate (SAAR) of 15.0 to 15.5 million vehicles

•	Same-store revenues three percent to five percent lower

•	SG&A expense as a percent of gross profit at 78 percent to 79 percent, excluding any one-time items, as lower sales revenues are expected to offset cost improvements

•	Libor interest rates at 3.5 percent throughout 2008

•	Tax rate of 38 percent

•	Estimated average diluted shares outstanding of 22.5 million

•	Guidance excludes the impact of future acquisitions and dispositions, as well as the potential related one-time costs estimated at $10 million to $15 million.
Fourth-Quarter Earnings Conference Call
A conference call to discuss fourth-quarter financial results and Group 1’s 2008 outlook and strategy will be held at 10 a.m. EST on Tuesday, Feb. 26.

Group 1 Automotive, Inc.

The conference call will be simulcast live on the Internet at www.group1auto.com through the Investor Relations section. A replay will be available for 30 days.
The conference call will also be available live by dialing in 10 minutes prior to the call at: 800-257-3401 (domestic) or 303-205-0066 (international).
A telephonic replay will be available following the call through March 4, by dialing: 800-405-2236 (domestic) or 303-590-3000 (international), with passcode: 11108789#.
About Group 1 Automotive, Inc.
Group 1 owns and operates 104 automotive dealerships, 143 franchises, and 26 collision service centers in the United States and United Kingdom that offer 32 brands of automobiles. Through its dealerships, the company sells new and used cars and light trucks; arranges related financing, vehicle service and insurance contracts; provides maintenance and repair services; and sells replacement parts.
Group 1 Automotive can be reached on the Internet at www.group1auto.com.
This press release contains “forward-looking statements,” which are statements related to future, not past, events. In this context, the forward-looking statements often include statements regarding our goals, plans, projections and guidance regarding our financial position, results of operations, market position, pending and potential future acquisitions and business strategy, and often contain words such as “expects,” “anticipates,” “intends,” “plans,” “believes,” “seeks” or “will.” Any such forward-looking statements are not assurances of future performance and involve risks and uncertainties that may cause results to differ materially from those set forth in the statements. These risks and uncertainties include, among other things, (a) general economic and business conditions, (b) the level of manufacturer incentives, (c) the future regulatory environment, (d) our ability to obtain an inventory of desirable new and used vehicles, (e) our relationship with our automobile manufacturers and the willingness of manufacturers to approve future acquisitions, (f) our cost of financing and the availability of credit for consumers, (g) our ability to complete acquisitions and dispositions and the risks associated therewith, (h) foreign exchange controls and currency fluctuations, and (i) our ability to retain key personnel. These factors, as well as additional factors that could affect our forward-looking statements, are described in our Form 10-K under the headings “Business—Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations.” We urge you to carefully consider this information. We undertake no duty to update our forward-looking statements, including our earnings outlook.

Group 1 Automotive, Inc.
Consolidated Statements of Operations
(Unaudited)
(In thousands, except per share amounts)

	Three Months Ended December 31,			Twelve Months Ended December 31,
	2007	2006	% Change	2007	2006	% Change
REVENUES:
New vehicle retail sales	$954,577	$949,751	0.5%	$3,985,694	$3,787,578	5.2%
Used vehicle retail sales	274,123	263,061	4.2	1,168,868	1,111,672	5.1
Used vehicle wholesale sales	72,989	78,659	(7.2)	317,878	329,669	(3.6)
Parts and service	177,060	169,133	4.7	711,650	661,936	7.5
Finance and insurance	50,616	46,456	9.0	208,907	192,629	8.5

Total revenues	1,529,365	1,507,060	1.5%	6,392,997	6,083,484	5.1%

COST OF SALES:
New vehicle retail sales	892,681	884,238	1.0%	3,719,012	3,515,568	5.8%
Used vehicle retail sales	245,790	230,104	6.8	1,032,864	968,264	6.7
Used vehicle wholesale sales	76,050	80,504	(5.5)	321,886	332,758	(3.3)
Parts and service	80,851	77,749	4.0	322,856	302,094	6.9

Total cost of sales	1,295,372	1,272,595	1.8%	5,396,618	5,118,684	5.4%

GROSS PROFIT	233,993	234,465	(0.2)%	996,379	964,800	3.3%

SELLING, GENERAL AND ADMINISTRATIVE EXPENSES	184,757	188,301	(1.9)%	778,061	739,765	5.2%

DEPRECIATION AND AMORTIZATION EXPENSE	5,326	4,755	12.0%	20,897	18,138	15.2%

ASSET IMPAIRMENTS	16,083	2,241	617.7%	16,784	2,241	649.0%

INCOME FROM OPERATIONS	27,827	39,168	(29.0)%	180,637	204,656	(11.7)%

OTHER INCOME (EXPENSE):
Floorplan interest expense	(12,235)	(11,739)	4.2%	(48,117)	(46,682)	3.1%
Other interest expense, net	(7,054)	(5,430)	29.9	(25,471)	(18,783)	35.6
Other income (expense), net	193	525	(63.2)	(1,026)	157	(753.5)

INCOME BEFORE INCOME TAXES	8,731	22,524	(61.2)%	106,023	139,348	(23.9)%

PROVISION FOR INCOME TAXES	3,257	7,737	(57.9)%	38,071	50,958	(25.3)%

NET INCOME	$5,474	$14,787	(63.0)%	$67,952	$88,390	(23.1)%

DILUTED EARNINGS PER SHARE:	$0.24	$0.61	(60.7)%	$2.90	$3.62	(19.9)%

Weighted average diluted shares outstanding	22,445	24,063	(6.7)%	23,406	24,446	(4.3)%

Group 1 Automotive, Inc.
Consolidated Balance Sheets
(Dollars in thousands)

	December 31,	December 31,
	2007	2006	% Change
ASSETS:

CURRENT ASSETS:
Cash and cash equivalents	$33,749	$39,313	(14.2)%
Contracts in transit and vehicle receivables, net	193,401	189,004	2.3
Accounts and notes receivable, net	83,687	76,793	9.0
Inventories	899,792	830,628	8.3
Deferred income taxes	18,287	17,176	6.5
Prepaid expenses and other current assets	31,168	25,098	24.2

Total current assets	1,260,084	1,178,012	7.0
PROPERTY AND EQUIPMENT, net	429,238	230,385	86.3
GOODWILL AND OTHER INTANGIBLES	787,245	676,325	16.4
OTHER ASSETS	28,730	29,233	(1.7)

Total assets	$2,505,297	$2,113,955	18.5%

LIABILITIES AND STOCKHOLDERS’ EQUITY:

CURRENT LIABILITIES:
Floorplan notes payable — credit facility	$670,820	$437,288	53.4%
Floorplan notes payable — manufacturer affiliates	170,911	287,978	(40.7)
Current maturities of long-term debt	12,260	854	1,335.6
Accounts payable	113,589	117,536	(3.4)
Accrued expenses	101,951	97,302	4.8

Total current liabilities	1,069,531	940,958	13.7
2.25% CONVERTIBLE SENIOR NOTES	281,915	281,327	0.2
8.25% SENIOR SUBORDINATED NOTES	100,273	135,248	(25.9)
MORTGAGE FACILITY, net of current maturities	124,633	—	N/A
OTHER LONG-TERM DEBT, net of current maturities	33,017	12,064	173.7
ACQUISITION LINE	135,000	—	N/A
DEFERRED INCOME TAXES	14,711	2,787	427.8
LIABILITIES FROM INTEREST RISK MANAGEMENT ACTIVITIES	16,188	—	N/A
OTHER LIABILITIES	29,017	27,826	4.3

Total liabilities before deferred revenues	1,804,285	1,400,210	28.9

DEFERRED REVENUES	16,531	20,905	(20.9)

STOCKHOLDERS’ EQUITY:
Common stock	255	252	1.2
Additional paid-in capital	293,675	292,278	0.5
Retained earnings	502,783	448,115	12.2
Accumulated other comprehensive income (loss)	(9,560)	591	(1,717.6)
Treasury stock	(102,672)	(48,396)	112.1

Total stockholders’ equity	684,481	692,840	(1.2)

Total liabilities and stockholders’ equity	$2,505,297	$2,113,955	18.5%

BALANCE SHEET DATA:
Working capital	$190,553	$237,054	(19.6)%
Current ratio	1.18	1.25	(5.6)

Long-term debt to capitalization	50%	38%
Excluding Mortgage Facility	45%	38%

Inventory days supply: (1)
New vehicle	63	63	—%
Used vehicle	35	31	12.9

(1)	Inventory days supply equals units in inventory as of the end of the period, divided by unit sales for the month then ended, times 30 days.

Group 1 Automotive, Inc.
Additional Information — Consolidated
(Unaudited)

		Three Months Ended		Year Ended,
		December 31,		December 31,
		2007	2006	2007	2006
NEW VEHICLE UNIT SALES GEOGRAPHIC MIX:

Region	Geographic Market
Eastern	Massachusetts	10.4%	11.3%	11.7%	12.5%
	New Jersey	5.8	5.0	5.5	3.3
	Louisiana	4.0	3.8	3.9	5.0
	New Hampshire	3.5	3.6	3.7	3.8
	Georgia	3.1	3.6	3.5	3.8
	Florida	3.0	3.8	3.4	4.5
	New York	3.0	2.3	2.6	2.3
	Mississippi	1.2	1.6	1.5	0.6
	Alabama	0.7	0.9	0.8	0.3
	South Carolina	0.1	—	—	—

		34.8	35.9	36.6	36.1

Central	Texas	34.5	32.3	32.0	33.4
	Oklahoma	9.2	9.9	9.6	10.6
	New Mexico	1.8	2.0	1.9	2.1
	Kansas	1.2	—	1.0	—
	Colorado	—	—	—	0.2

		46.7	44.2	44.5	46.3

Western	California	16.9	19.9	17.4	17.6

International	United Kingdom	1.6	—	1.5	—

		100.0%	100.0%	100.0%	100.0%

NEW VEHICLE UNIT SALES BRAND MIX:
Toyota/Scion/Lexus		35.1%	36.7%	35.9%	36.0%
Ford		11.4	12.2	12.4	15.1
Nissan/Infiniti		12.3	12.7	12.3	11.2
Honda/Acura		12.4	11.5	12.2	10.1
Chrysler		8.3	8.8	8.2	9.6
GM		6.3	7.4	6.5	8.0
BMW/Mini		7.5	4.0	6.6	3.6
Daimler		4.3	3.7	3.2	3.2
Other		2.4	3.0	2.7	3.2

		100.0%	100.0%	100.0%	100.0%

NEW VEHICLE UNIT OTHER MIX:
Import		52.7%	54.4%	54.7%	52.6%
Domestic		24.0	26.3	25.0	30.3
Luxury		23.3	19.3	20.3	17.1

		100.0%	100.0%	100.0%	100.0%

Car		52.6%	49.0%	53.3%	49.3%
Truck		47.4	51.0	46.7	50.7

		100.0%	100.0%	100.0%	100.0%

Group 1 Automotive, Inc.
Additional Information — Consolidated
(Unaudited)
(Dollars in thousands, except per unit amounts)

	Three Months Ended December 31,			Twelve Months Ended December 31,
	2007	2006	% Change	2007	2006	% Change
REVENUES:
New vehicle retail sales	$954,577	$949,751	0.5%	$3,985,694	$3,787,578	5.2%
Used vehicle retail sales	274,123	263,061	4.2	1,168,868	1,111,672	5.1
Used vehicle wholesale sales	72,989	78,659	(7.2)	317,878	329,669	(3.6)

Total used	347,112	341,720	1.6	1,486,746	1,441,341	3.2
Parts and service	177,060	169,133	4.7	711,650	661,936	7.5
Finance and insurance	50,616	46,456	9.0	208,907	192,629	8.5

Total	$1,529,365	$1,507,060	1.5%	$6,392,997	$6,083,484	5.1%

GROSS MARGIN:
New vehicle retail sales	6.5%	6.9%		6.7%	7.2%
Used vehicle retail sales	10.3	12.5		11.6	12.9
Used vehicle wholesale sales	(4.2)	(2.3)		(1.3)	(0.9)

Total used	7.3	9.1		8.9	9.7
Parts and service	54.3	54.0		54.6	54.4
Finance and insurance	100.0	100.0		100.0	100.0

Total	15.3%	15.6%		15.6%	15.9%

GROSS PROFIT:
New vehicle retail sales	$61,896	$65,513	(5.5)%	$266,682	$272,010	(2.0)%
Used vehicle retail sales	28,333	32,957	(14.0)	136,004	143,408	(5.2)
Used vehicle wholesale sales	(3,061)	(1,845)	(65.9)	(4,008)	(3,089)	(29.8)

Total used	25,272	31,112	(18.8)	131,996	140,319	(5.9)
Parts and service	96,209	91,384	5.3	388,794	359,842	8.0
Finance and insurance	50,616	46,456	9.0	208,907	192,629	8.5

Total	$233,993	$234,465	(0.2)%	$996,379	$964,800	3.3%

UNITS SOLD:
Retail new vehicles sold	30,307	31,605	(4.1)%	131,719	129,198	2.0%
Retail used vehicles sold	15,259	15,992	(4.6)	67,286	67,868	(0.9)
Wholesale used vehicles sold	10,231	11,083	(7.7)	45,524	45,706	(0.4)

Total used	25,490	27,075	(5.9)%	112,810	113,574	(0.7)%

GROSS PROFIT PER UNIT SOLD:
New vehicle retail sales	$2,042	$2,073	(1.5)%	$2,025	$2,105	(3.8)%
Used vehicle retail sales	1,857	2,061	(9.9)	2,021	2,113	(4.4)
Used vehicle wholesale sales	(299)	(166)	(80.1)	(88)	(68)	(29.4)
Total used	991	1,149	(13.8)	1,170	1,235	(5.3)
Finance and insurance (per retail unit)	1,111	976	13.8	1,050	977	7.5

OTHER:
SG&A expenses	$184,757	$188,301	(1.9)%	$778,061	$739,765	5.2%
SG&A as % revenues	12.1%	12.5%		12.2%	12.2%
SG&A as % gross profit	79.0%	80.3%		78.1%	76.7%
Operating margin	1.8%	2.6%		2.8%	3.4%
Pretax income margin	0.6%	1.5%		1.7%	2.3%

Floorplan interest	$(12,235)	$(11,739)	4.2%	$(48,117)	$(46,682)	3.1%
Floorplan assistance	8,886	9,602	(7.5)	38,183	38,129	0.1

Net floorplan (expense) income	$(3,349)	$(2,137)	56.7%	$(9,934)	$(8,553)	16.1%

Group 1 Automotive, Inc.
Additional Information — Same Store(1)
(Unaudited)
(Dollars in thousands, except per unit amounts)

	Three Months Ended December 31,			Twelve Months Ended December 31,
	2007	2006	% Change	2007	2006	% Change
REVENUES:
New vehicle retail sales	$901,944	$924,579	(2.4)%	$3,599,205	$3,698,628	(2.7)%
Used vehicle retail sales	251,286	252,491	(0.5)	1,035,880	1,064,560	(2.7)
Used vehicle wholesale sales	64,932	76,273	(14.9)	273,348	317,049	(13.8)

Total used	316,218	328,764	(3.8)	1,309,228	1,381,609	(5.2)
Parts and service	166,104	162,827	2.0	649,414	634,997	2.3
Finance and insurance	49,152	45,472	8.1	196,261	187,535	4.7

Total	$1,433,418	$1,461,642	(1.9)%	$5,754,108	$5,902,769	(2.5)%

GROSS MARGIN:
New vehicle retail sales	6.4%	6.9%		6.6%	7.2%
Used vehicle retail sales	10.5	12.5		11.9	12.9
Used vehicle wholesale sales	(4.5)	(2.1)		(1.5)	(0.7)

Total used	7.4	9.1		9.1	9.7
Parts and service	54.2	54.1		54.4	54.6
Finance and insurance	100.0	100.0		100.0	100.0

Total	15.4%	15.5%		15.8%	15.8%

GROSS PROFIT:
New vehicle retail sales	$57,989	$63,585	(8.8)%	$238,540	$265,206	(10.1)%
Used vehicle retail sales	26,326	31,609	(16.7)	123,343	136,934	(9.9)
Used vehicle wholesale sales	(2,914)	(1,619)	(80.0)	(4,013)	(2,267)	(77.0)

Total used	23,412	29,990	(21.9)	119,330	134,667	(11.4)
Parts and service	90,013	88,051	2.2	353,173	346,466	1.9
Finance and insurance	49,152	45,472	8.1	196,261	187,535	4.7

Total	$220,566	$227,098	(2.9)%	$907,304	$933,874	(2.8)%

UNITS SOLD:
Retail new vehicles sold	29,090	30,792	(5.5)%	119,565	126,118	(5.2)%
Retail used vehicles sold	14,473	15,327	(5.6)	61,073	64,828	(5.8)
Wholesale used vehicles sold	9,667	10,727	(9.9)	40,764	43,930	(7.2)

Total used	24,140	26,054	(7.3)%	101,837	108,758	(6.4)%

GROSS PROFIT PER UNIT SOLD:
New vehicle retail sales	$1,993	$2,065	(3.5)%	$1,995	$2,103	(5.1)%
Used vehicle retail sales	1,819	2,062	(11.8)	2,020	2,112	(4.4)
Used vehicle wholesale sales	(301)	(151)	(99.3)	(98)	(52)	(88.5)
Total used	970	1,151	(15.7)	1,172	1,238	(5.3)
Finance and insurance (per retail unit)	1,128	986	14.4	1,086	982	10.6

OTHER:
SG&A expenses	$174,065	$180,059	(3.3)%	$708,255	$710,006	(0.2)%
SG&A as % revenues	12.1%	12.3%		12.3%	12.0%
SG&A as % gross profit	78.9%	79.3%		78.1%	76.0%
Operating margin	1.8%	2.8%		3.0%	3.5%
Floorplan interest	$(11,526)	$(11,117)	3.7%	$(43,323)	$(44,371)	(2.4)%
Floorplan assistance	8,728	9,192	(5.0)	35,765	36,812	(2.8)

Net floorplan (expense) income	$(2,798)	$(1,925)	45.4%	$(7,558)	$(7,559)	(0.0)%

(1)	Same store amounts include the results for the identical months in each period presented in the comparison, commencing with the first month we owned the dealership and, in the case of dispositions, ending with the last month we owned it. Same store results also include the activities of our corporate office.

Group 1 Automotive, Inc.
Reconciliation of Certain Non-GAAP Financial Measures
(Unaudited)
(Dollars in thousands, except per share amounts)
NET INCOME RECONCILIATION:

	Three Months Ended December 31,			Twelve Months Ended December 31,
	2007	2006	% Change	2007	2006	% Change
As reported	$5,474	$14,787	(63.0)%	$67,952	$88,390	(23.1)%
Adjustments:
Lease Terminations	—	—		2,760	—
Asset impairments	4,414	552		4,884	533
Franchise Rights impairments	5,784	918		5,913	888
Loss on bond redemption	—	—		1,023	310

Adjusted (1)	$15,672	$16,257	(3.6)%	$82,532	$90,121	(8.4)%
DILUTED EARNINGS PER SHARE RECONCILIATION:

	Three Months Ended December 31,			Twelve Months Ended December 31,
	2007	2006	% Change	2007	2006	% Change
As reported	$0.24	$0.61	(60.7)%	$2.90	$3.62	(19.9)%
Adjustments:
Lease Terminations	—	—		0.12	—
Asset impairments	0.20	0.04		0.21	0.04
Franchise Rights impairments	0.26	0.02		0.25	0.02
Loss on bond redemption	—	—		0.04	—

Adjusted (1)	$0.70	$0.67	4.5%	$3.52	$3.68	(4.3)%

(1)	Adjusted net income and adjusted diluted earnings per share means net income or diluted earnings per share, as the case may be, plus the adjustments noted above. We use adjusted net income and adjusted diluted earnings per share in our evaluation of the performance of the company, as we believe that they provide additional information regarding the performance of our operations. We believe the presentation of these measures is relevant and useful to investors because they improve period-to-period comparability and are more reflective of our operating performance. Neither of these measures is a measure of financial performance under GAAP. Accordingly, they should not be considered as substitutes for net income or diluted earnings per share prepared in accordance with GAAP. Although we find these non-GAAP results useful in evaluating the performance of our business, our reliance on these measures is limited because the adjustments often have a material impact on our net income and diluted earnings per share calculated in accordance with GAAP. Therefore, we typically use these adjusted numbers in conjunction with our GAAP results to address these limitations.